Exhibit 23.1

Greenway Plaza, 12th Floor
Houston, TX 77046-1289

Phone	713-561-6500
Fax	713-968-7128
Web	www.uhy-us.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Amendment No. 2 on Form S-3 of our reports dated March 12, 2009, relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in Vantage Drilling Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ UHY LLP

Houston, Texas

October 23, 2009